EXHIBIT 4.1g

SEVENTH SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY GENERATION CORP.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(formerly known as The Bank of New York Trust Company, N.A.), as Trustee

__________

Dated as of February 14, 2012

_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 19, 2008

EXHIBIT 4.1g

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 14, 2012 between FIRSTENERGY GENERATION CORP., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008 (hereinafter called the “Original Indenture”) with the Company.
W I T N E S S E T H:
WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Original Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided in the Original Indenture which Original Indenture has been filed for record in the filing offices set forth on Schedule 1 attached hereto and incorporated herein by reference; and
WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture supplementing the Original Indenture dated as of June 25, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture supplementing the Original Indenture dated as of March 1, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture supplementing the Original Indenture dated as of March 31, 2009 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture supplementing the Original Indenture dated as of June 15, 2009 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture supplementing the Original Indenture dated as of June 30, 2009 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture supplementing the Original Indenture dated as of December 1, 2009 (the “Sixth Supplemental Indenture”) and the Original Indenture, as supplemented by the aforementioned First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture”; and
WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in the execution of indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others of making amendments to the Indenture with the consents of the Bondholders; and
WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purpose of amending certain covenants of the Company contained in the Indenture so as to permit the Company to convert from an Ohio corporation to an Ohio limited liability company and to amend certain additional definitions and other provisions to be consistent therewith, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture.
WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.
NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Terms Incorporated by Reference.
Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Original Indenture.
SECTION 1.02. Rules of Construction. All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.
ARTICLE II
AMENDMENTS TO ORIGINAL INDENTURE
SECTION 2.01 Definitions and Other Provisions of General Application. Section 1.01 of the Original Indenture is amended to replace the definition of “Person” with the following definition: “ “Person” means any individual, corporation, limited liability company, association, partnership, joint venture, trust or unincorporated organization or any Governmental Authority.”
SECTION 2.02 Representations and Covenants. Section 6.04 of the Original Indenture is amended and restated in its entirety to read as follows:

EXHIBIT 4.1g

“Section 6.04 Corporate Existence. Subject to the rights of the Company under Article XIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof would not adversely affect the interests of the Holders in any material respect.”
SECTION 2.03 Company May Consolidate, etc., Only on Certain Terms. Sections 13.01(a) and (b) of the Original Indenture are amended and restated as follows:
“The Company shall not consolidate with or merge into any other Person or convey, or otherwise transfer or lease, the Mortgaged Property as or substantially as an entirety to any Person, unless:
(a)    such consolidation, merger, conveyance, other transfer or lease shall be on such terms as shall fully preserve in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the Holders of the Bonds hereunder;
(b)    the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia (such Person being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which:”
SECTION 2.04 Merger into Company; Extent of Lien Hereof. Section 13.05(a) of the Original Indenture is amended and restated in its entirety to read as follows:
“(a)    Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting entity, or any conveyance or other transfer or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof;”
ARTICLE III
MISCELLANEOUS
SECTION 3.01    Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein, all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.
SECTION 3.02    As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
SECTION 3.03    Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.
SECTION 3.04    This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

EXHIBIT 4.1g

IN WITNESS WHEREOF, FIRSTENERGY GENERATION CORP., party of the first part hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY GENERATION CORP.

By:	/s/ Steven R. Staub
Steven R. Staub, Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Biagio S. Impala
Biagio S. Impala, Vice President

Signature Page to Seventh Supplemental Indenture
FirstEnergy Generation Corp.

EXHIBIT 4.1g

STATE OF OHIO        )
)ss.:
COUNTY OF        )

On the 14th day of February, 2012, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Steven R. Staub, to me known and known to me to be the Assistant Treasurer of FIRSTENERGY GENERATION CORP., the corporation which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Assistant Treasurer of FIRSTENERGY GENERATION CORP., the same is his free act and deed and the free and corporate act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 14th day of February, 2012.

/s/ Michele A. Buchtel
Michele A. Buchtel, Notary Public
Commission Expires 08/28/2016

Signature Page to Seventh Supplemental Indenture
FirstEnergy Generation Corp.

EXHIBIT 4.1g

STATE OF OHIO        )
)ss.:
COUNTY OF CUYAHOGA    )

On the 14th day of February, 2012, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Biagio S. Impala, to me known and known to me to be a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., the national banking association which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President for and on behalf of said national banking association and that the same is his free act and deed and the free and corporate act and deed of said national banking association.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 14th day of February, 2012.

/s/ Susan Demaske
Susan Demaske, Attorney at Law, Notary Public
Commission Expires [No expiration date]

Signature Page to Seventh Supplemental Indenture
FirstEnergy Generation Corp.

EXHIBIT 4.1g

The Bank of New York Mellon Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:
The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Biagio S. Impala
Biagio S. Impala, Vice President

Signature Page to Seventh Supplemental Indenture
FirstEnergy Generation Corp.

EXHIBIT 4.1g

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

EXHIBIT 4.1g

Schedule 1 Filing Offices For the Original Indenture

Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Ashtabula Plant	Ashtabula County - Office of the County Recorder of Ashtabula County, Ohio	Instrument No. 200800007364 Volume 436 Page 1732	6/27/2008
Bay Shore Plant	Lucas County - Office of the County Recorder of Lucas County, Ohio	Instrument No. 20080627-0032756	6/27/2008
Bruce Mansfield Plant	Beaver County - Office of the County Recorder of Beaver County, Pennsylvania	Instrument No. 3326465	6/27/2008
Burger Plant	Belmont County - Office of the County Recorder of Belmont County, Ohio	Instrument No. 200800004786 Volume 0157 Page 172	6/27/2008
Eastlake Plant	Lake County - Office of the County Recorder of Lake County, Ohio	Instrument No. 2008R018408	6/27/2008
Edgewater Plant and West Lorain Plant	Lorain County - Office of the County Recorder of Lorain County, Ohio	Instrument No. 2008-0259135	6/27/2008
Fremont Plant [Released]	Sandusky County - Office of the County Recorder of Sandusky County, Ohio	Instrument No. 200800004585 Official Record Book 66 Page 708 Official Record Book 105 Page 732 - 756	06/27/2008 Release date: 7/28/2011
Lake Shore Plant	Cuyahoga County - Office of the County Recorder of Cuyahoga County, Ohio	Instrument No. 200806270329	6/27/2008
Mad River Plant	Clark County - Office of the County Recorder of Clark County, Ohio	Instrument No. 200800010888 Official Record Volume 1852 Page 1946 Instrument No. 200800011009 Official Record Volume 1853 Page 18	06/27/2008 06/30/2008 (Re-recorded)
Richland Plant [Released]	Defiance County - Office of the County Recorder of Defiance County, Ohio	Instrument No. 200800003811 Official Record Book 327 Page 482 Official Record Book 356 Page 734-758	06/27/2008 Release date: 10/21/2011
Sammis Plant	Jefferson County - Office of the County Recorder of Jefferson County, Ohio	Instrument No. 232633 Official Record Volume 851 Page 344	6/27/2008
Seneca Plant	Warren County - Office of the County Recorder of Warren County, Pennsylvania	Instrument No. 2008-2962	6/27/2008
Stryker Plant [Released]	Williams County - Office of the County Recorder of Williams County, Ohio	Instrument No. 200800082091 Official Record Book 0240 Page 0516 Official Record Book 280 Page 85-109	06/27/2008 Release date: 10/20/2011